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EXHIBIT 99.1

SPECIAL MEETING OF
THE SHAREHOLDERS OF
COBALT CORPORATION

PROXY

                       , 2003

This proxy is solicited on behalf of Cobalt Corporation's Board of Directors.

        The undersigned appoints Stephen E. Bablitch and Gail L. Hanson, and each of them, each with full power to act without the other, and each with full power of substitution, as proxies to vote all of the shares of common stock of Cobalt Corporation held of record by the undersigned as of the close of business on                        , 2003 at the special meeting referred to above, to be held on                        , 2003, or at any adjournment or postponement thereof. The undersigned also acknowledges receipt of the proxy statement/prospectus relating to the special meeting and the Notice of Special Meeting accompanying it.

        This proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on the reverse side of this card. If you sign and return this proxy but do not specify otherwise, this proxy will be voted FOR the proposal listed on the reverse side of this card. Therefore, to direct a vote FOR the proposal, you need not mark any box. Simply sign, date and return this proxy.

        If this proxy is not returned, or if you do not vote, then the shares of Cobalt Corporation common stock you own will not be voted. Failure by any shareholder to vote, either in person at the special meeting or by proxy, will have the effect of a vote against proposal 1.

        Please be sure to sign on the reverse side of this card exactly as your name appears next to the signature line.

PLEASE REFER TO THE REVERSE SIDE TO VOTE AND FOR VOTING INSTRUCTIONS.

COBALT CORPORATION

Cobalt Corporation's Board of Directors recommends that you vote "FOR" proposal 1.

1.
Proposal to approve the Agreement and Plan of Merger, dated as of June 3, 2003, among WellPoint Health Networks Inc., Crossroads Acquisition Corp. and Cobalt Corporation:

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

2.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Date                        , 2003

Signature:
Signature (if held jointly):
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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  EXHIBIT 99.1